Exhibit 99.1

Broadcom Inc. Announces Second Quarter Fiscal Year 2021 Financial Results and Quarterly Dividends

•Revenue of $6,610 million for the second quarter, up 15 percent from the prior year period
•GAAP net income of $1,493 million for the second quarter; Adjusted EBITDA of $3,960 million for the second quarter
•GAAP diluted EPS of $3.30 for the second quarter; Non-GAAP diluted EPS of $6.62 for the second quarter
•$3,443 million of free cash flow from operations for the second quarter, defined as cash from operations of $3,569 million less capital expenditures of $126 million
•Quarterly common stock dividend of $3.60 per share
•Third quarter revenue guidance of approximately $6.75 billion, an expected increase of 16 percent from the prior year period
•Third quarter Adjusted EBITDA guidance of approximately 60 percent of projected revenue (1)

SAN JOSE, Calif. – June 3, 2021 – Broadcom Inc. (Nasdaq: AVGO), a global technology leader that designs, develops and supplies semiconductor and infrastructure software solutions, today reported financial results for its second quarter of fiscal year 2021, ended May 2, 2021, provided guidance for the third quarter of its fiscal year 2021 and announced its quarterly dividends.

“Due to the strength in demand for semiconductors across our multiple end markets, we delivered 20% year-over-year increase in semiconductor revenue,” said Hock Tan, President and CEO of Broadcom Inc. “Our third quarter outlook projects this year-over-year growth to sustain, as we continue to see strong demand from service providers and hypercloud.”

“Consolidated revenue grew 15% year-over-year and operating profit increased 25%,” said Kirsten Spears, CFO of Broadcom Inc. “We generated $3.4 billion in free cash flow or 52% of revenue in the quarter, and are expecting free cash flow to remain strong in the third quarter.”

Second Quarter Fiscal Year 2021 Financial Highlights

	GAAP			Non-GAAP
(Dollars in millions, except per share data)	Q2 21	Q2 20	Change	Q2 21	Q2 20	Change
Net revenue	$6,610	$5,742	+15%	$6,610	$5,742	+15%
Net income	$1,493	$563	+$930	$2,980	$2,323	+$657
Earnings per common share - diluted	$3.30	$1.17	+$2.13	$6.62	$5.14	+$1.48

________________________________
(1) The Company is not readily able to provide a reconciliation of the projected non-GAAP financial information presented to the relevant projected GAAP measure without unreasonable effort.

(Dollars in millions)	Q2 21	Q2 20	Change
Cash flow from operations	$3,569	$3,213	+$356
Adjusted EBITDA	$3,960	$3,209	+$751
Free cash flow	$3,443	$3,065	+$378

Net revenue by segment
(Dollars in millions)	Q2 21		Q2 20		Change
Semiconductor solutions	$4,820	73%	$4,027	70%	+20%
Infrastructure software	1,790	27	1,715	30	+4%
Total net revenue	$6,610	100%	$5,742	100%

The Company’s cash and cash equivalents at the end of the second fiscal quarter were $9,518 million, compared to $9,552 million at the end of the prior quarter.

During the second fiscal quarter, the Company generated $3,569 million in cash from operations and spent $126 million on capital expenditures.

On March 31, 2021, the Company paid a cash dividend of $3.60 per share of common stock, totaling $1,477 million and a cash dividend of $20.00 per share of mandatory convertible preferred stock, totaling $75 million.

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below, and presented in detail in the financial reconciliation tables attached to this release.

Third Quarter Fiscal Year 2021 Business Outlook

Based on current business trends and conditions, the outlook for the third quarter of fiscal year 2021, ending August 1, 2021, is expected to be as follows:

a.Third quarter revenue guidance of approximately $6.75 billion; and
b.Third quarter Adjusted EBITDA guidance of approximately 60 percent of projected revenue

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The Company is not readily able to provide a reconciliation of projected Adjusted EBITDA to projected net income without unreasonable effort. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Quarterly Dividends

The Company’s Board of Directors has approved a quarterly cash dividend on its common stock of $3.60 per share. The common stock dividend is payable on June 30, 2021 to common stockholders of record at the close of business (5:00 p.m. Eastern Time) on June 22, 2021.

The Company’s Board of Directors has also approved a quarterly cash dividend on its 8.00% Mandatory Convertible Preferred Stock, Series A, of $20.00 per share. This dividend is payable on June 30, 2021 to preferred stockholders of record at the close of business (5:00 p.m. Eastern Time) on June 15, 2021.

Financial Results Conference Call

Broadcom Inc. will host a conference call to review its financial results for the second quarter fiscal year 2021 and to discuss the business outlook, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial (866) 310-8712; International +1 (720) 634-2946. The passcode is 2374098. A replay of the call will be accessible for one week after the call. To access the replay dial (855) 859-2056; International +1 (404) 537-3406; and reference the passcode: 2374098. A webcast of the conference call will also be available in the “Investors” section of Broadcom’s website at www.broadcom.com.

Non-GAAP Financial Measures

The non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. Broadcom believes non-GAAP financial information provides additional insight into the Company’s on-going performance. Therefore, Broadcom provides this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons.

In addition to GAAP reporting, Broadcom provides investors with net revenue, net income, operating income, gross margin, operating expenses, cash flow and other data on a non-GAAP basis. This non-GAAP information excludes amortization of acquisition-related intangible assets, stock-based compensation expense, restructuring, impairment and disposal charges, acquisition-related costs, including integration costs, purchase accounting effect on inventory, litigation settlements, loss on debt extinguishment, gains (losses) on investments, income (loss) from discontinued operations, non-GAAP tax reconciling adjustments, and other adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating the core operating performance of the Company, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to the Company’s operations, and benchmarking performance externally against the Company’s competitors. The exclusion of these and other similar items from Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

Free cash flow measures have limitations as they omit certain components of the overall cash flow statement and do not represent the residual cash flow available for discretionary expenditures. Investors should not consider presentation of free cash flow measures as implying that stockholders have any right to such cash. Broadcom’s free cash flow may not be calculated in a manner comparable to similarly named measures used by other companies.

About Broadcom Inc.

Broadcom Inc., (NASDAQ: AVGO), a Delaware corporation headquartered in San Jose, CA, is a global technology leader that designs, develops and supplies a broad range of semiconductor and infrastructure software solutions. Broadcom's category-leading product portfolio serves critical markets including data center, networking, enterprise software, broadband, wireless, storage and industrial. Our solutions include data center networking and storage, enterprise, mainframe and cyber security software focused on automation, monitoring and security, smartphone components, telecoms and factory automation. For more information, go to www.broadcom.com.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance and other statements identified by words such as “will,” “expect,” “believe,” “anticipate,” “estimate,” “should,” “intend,” “plan,” “potential,” “predict,” “project,” “aim,” and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include risks associated with: the COVID-19 pandemic, which has disrupted, and will likely continue to disrupt, normal business activity, and which may have an adverse effect on our results of operations; any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturing and outsourced supply chain; our dependency on a limited number of suppliers; government regulations, trade restrictions and trade tensions; global economic conditions and concerns; global political and economic conditions; our significant indebtedness and the need to generate sufficient cash flows to service and repay such debt; dependence on and risks associated with distributors and resellers of our products; dependence on senior management and our ability to attract and retain qualified personnel; any acquisitions we may make, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired businesses with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions; involvement in legal or administrative proceedings; quarterly and annual fluctuations in operating results; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; cyclicality in the semiconductor industry or in our target markets; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of any design wins; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities, warehouses or other significant operations; our ability to improve our manufacturing efficiency and quality; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; compatibility of our software products with operating environments, platforms or third-party products; our ability to enter into satisfactory software license agreements; availability of third party software used in our products; use of open source code sources in our products; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims; market acceptance of the end products into which our products are designed; our ability to sell to new types of customers and to keep pace with technological advances; our compliance with privacy and data security laws; our ability to protect against a breach of security systems; fluctuations in foreign exchange rates; our provision for income taxes and overall cash tax costs, legislation that may impact our overall cash tax costs and our ability to maintain tax concessions in certain jurisdictions; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Many of the foregoing risks and uncertainties are, and will be, exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result.

Our filings with the SEC, which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Ji Yoo
Broadcom Inc.
Investor Relations
408-433-8000
investor.relations@broadcom.com

BROADCOM INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 2, 2021	January 31, 2021	May 3, 2020	May 2, 2021	May 3, 2020

Net revenue	$6,610	$6,655	$5,742	$13,265	$11,600
Cost of revenue:
Cost of revenue	1,699	1,814	1,592	3,513	3,228
Amortization of acquisition-related intangible assets	853	874	954	1,727	1,904
Restructuring charges	1	15	7	16	15
Total cost of revenue	2,553	2,703	2,553	5,256	5,147
Gross margin	4,057	3,952	3,189	8,009	6,453
Research and development	1,238	1,211	1,269	2,449	2,558
Selling, general and administrative	325	339	501	664	1,102
Amortization of acquisition-related intangible assets	494	494	599	988	1,202
Restructuring, impairment and disposal charges	25	71	54	96	111
Total operating expenses	2,082	2,115	2,423	4,197	4,973
Operating income	1,975	1,837	766	3,812	1,480
Interest expense	(466)	(570)	(487)	(1,036)	(893)
Other income (expense), net	(23)	117	130	94	126
Income from continuing operations before income taxes	1,486	1,384	409	2,870	713
Provision for (benefit from) income taxes	(7)	6	(159)	(1)	(235)
Income from continuing operations	1,493	1,378	568	2,871	948
Loss from discontinued operations, net of income taxes	—	—	(5)	—	—
Net income	1,493	1,378	563	2,871	948
Dividends on preferred stock	(76)	(74)	(75)	(150)	(149)
Net income attributable to common stock	$1,417	$1,304	$488	$2,721	$799

Basic income per share attributable to common stock:
Income per share from continuing operations	$3.46	$3.20	$1.23	$6.67	$2.00
Loss per share from discontinued operations	—	—	(0.01)	—	—
Net income per share	$3.46	$3.20	$1.22	$6.67	$2.00

Diluted income per share attributable to common stock (1):
Income per share from continuing operations	$3.30	$3.05	$1.18	$6.34	$1.91
Loss per share from discontinued operations	—	—	(0.01)	—	—
Net income per share	$3.30	$3.05	$1.17	$6.34	$1.91

Weighted-average shares used in per share calculations:
Basic	409	407	401	408	400
Diluted	429	428	417	429	419

Stock-based compensation expense included in continuing operations:
Cost of revenue	$38	$32	$41	$70	$84
Research and development	307	328	373	635	764
Selling, general and administrative	80	84	103	164	214
Total stock-based compensation expense	$425	$444	$517	$869	$1,062

(1) Excludes the potentially dilutive effect of Mandatory Convertible Preferred Stock as the impact was antidilutive.

BROADCOM INC.
FINANCIAL RECONCILIATION: GAAP TO NON-GAAP — UNAUDITED
(IN MILLIONS)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 2, 2021	January 31, 2021	May 3, 2020	May 2, 2021	May 3, 2020

Gross margin on GAAP basis	$4,057	$3,952	$3,189	$8,009	$6,453
Purchase accounting effect on inventory	—	—	—	—	11
Amortization of acquisition-related intangible assets	853	874	954	1,727	1,904
Stock-based compensation expense	38	32	41	70	84
Restructuring charges	1	15	7	16	15
Acquisition-related costs	3	3	5	6	6
Gross margin on non-GAAP basis	$4,952	$4,876	$4,196	$9,828	$8,473

Research and development on GAAP basis	$1,238	$1,211	$1,269	$2,449	$2,558
Stock-based compensation expense	307	328	373	635	764
Acquisition-related costs	1	1	5	2	12
Research and development on non-GAAP basis	$930	$882	$891	$1,812	$1,782

Selling, general and administrative expense on GAAP basis	$325	$339	$501	$664	$1,102
Stock-based compensation expense	80	84	103	164	214
Acquisition-related costs	25	41	95	66	270
Litigation settlements	—	—	29	—	42
Selling, general and administrative expense on non-GAAP basis	$220	$214	$274	$434	$576

Total operating expenses on GAAP basis	$2,082	$2,115	$2,423	$4,197	$4,973
Amortization of acquisition-related intangible assets	494	494	599	988	1,202
Stock-based compensation expense	387	412	476	799	978
Restructuring, impairment and disposal charges	25	71	54	96	111
Litigation settlements	—	—	29	—	42
Acquisition-related costs	26	42	100	68	282
Total operating expenses on non-GAAP basis	$1,150	$1,096	$1,165	$2,246	$2,358

Operating income on GAAP basis	$1,975	$1,837	$766	$3,812	$1,480
Purchase accounting effect on inventory	—	—	—	—	11
Amortization of acquisition-related intangible assets	1,347	1,368	1,553	2,715	3,106
Stock-based compensation expense	425	444	517	869	1,062
Restructuring, impairment and disposal charges	26	86	61	112	126
Litigation settlements	—	—	29	—	42
Acquisition-related costs	29	45	105	74	288
Operating income on non-GAAP basis	$3,802	$3,780	$3,031	$7,582	$6,115

Interest expense on GAAP basis	$(466)	$(570)	$(487)	$(1,036)	$(893)
Loss on debt extinguishment	50	172	93	222	98
Interest expense on non-GAAP basis	$(416)	$(398)	$(394)	$(814)	$(795)

Other income (expense), net on GAAP basis	$(23)	$117	$130	$94	$126
Gain from lapse of indemnification	—	—	(116)	—	(116)
(Gains) losses on investments	25	(119)	(8)	(94)	10
Acquisition-related gain	(1)	(2)	(3)	(3)	(7)
Other income (expense), net on non-GAAP basis	$1	$(4)	$3	$(3)	$13

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 2, 2021	January 31, 2021	May 3, 2020	May 2, 2021	May 3, 2020

Provision for (benefit from) income taxes on GAAP basis	$(7)	$6	$(159)	$(1)	$(235)
Non-GAAP tax reconciling adjustments	414	399	476	813	875
Provision for income taxes on non-GAAP basis	$407	$405	$317	$812	$640

Net income on GAAP basis	$1,493	$1,378	$563	$2,871	$948
Purchase accounting effect on inventory	—	—	—	—	11
Amortization of acquisition-related intangible assets	1,347	1,368	1,553	2,715	3,106
Stock-based compensation expense	425	444	517	869	1,062
Restructuring, impairment and disposal charges	26	86	61	112	126
Litigation settlements	—	—	29	—	42
Acquisition-related costs	28	43	102	71	281
Loss on debt extinguishment	50	172	93	222	98
Gain from lapse of indemnification	—	—	(116)	—	(116)
(Gains) losses on investments	25	(119)	(8)	(94)	10
Non-GAAP tax reconciling adjustments	(414)	(399)	(476)	(813)	(875)
Loss from discontinued operations, net of income taxes	—	—	5	—	—
Net income on non-GAAP basis	$2,980	$2,973	$2,323	$5,953	$4,693

Weighted-average shares used in per share calculations - diluted on GAAP basis	429	428	417	429	419
Non-GAAP adjustment (1)	21	22	35	21	33
Weighted-average shares used in per share calculations - diluted on non-GAAP basis	450	450	452	450	452

Net income on non-GAAP basis	$2,980	$2,973	$2,323	$5,953	$4,693
Interest expense on non-GAAP basis	416	398	394	814	795
Provision for income taxes on non-GAAP basis	407	405	317	812	640
Depreciation	133	138	147	271	293
Amortization of purchased intangibles and right-of-use assets	24	27	28	51	53
Adjusted EBITDA	$3,960	$3,941	$3,209	$7,901	$6,474

Net cash provided by operating activities	$3,569	$3,113	$3,213	$6,682	$5,535
Purchases of property, plant and equipment	(126)	(114)	(148)	(240)	(256)
Free cash flow	$3,443	$2,999	$3,065	$6,442	$5,279

Fiscal Quarter Ending
August 1,
Expected average diluted share count:	2021

Weighted-average shares used in per share calculation - diluted on GAAP basis	429
Non-GAAP adjustment (1)	20
Weighted-average shares used in per share calculation - diluted on non-GAAP basis	449

(1) Non-GAAP adjustment for the number of shares used in the diluted per share calculations excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method. The non-GAAP adjustment also includes the impact of Mandatory Convertible Preferred Stock that is antidilutive on a GAAP basis. For the fiscal quarter ending August 1, 2021, the non-GAAP adjustment includes the impact of Mandatory Convertible Preferred Stock that is expected to be antidilutive on a GAAP basis.

BROADCOM INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(IN MILLIONS)

	May 2, 2021	November 1, 2020

ASSETS
Current assets:
Cash and cash equivalents	$9,518	$7,618
Trade accounts receivable, net	2,425	2,297
Inventory	1,004	1,003
Other current assets	1,298	977
Total current assets	14,245	11,895
Long-term assets:
Property, plant and equipment, net	2,416	2,509
Goodwill	43,457	43,447
Intangible assets, net	14,068	16,782
Other long-term assets	1,338	1,300
Total assets	$75,524	$75,933

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$830	$836
Employee compensation and benefits	639	877
Current portion of long-term debt	278	827
Other current liabilities	4,689	3,831
Total current liabilities	6,436	6,371
Long-term liabilities:
Long-term debt	40,160	40,235
Other long-term liabilities	4,962	5,426
Total liabilities	51,558	52,032

Preferred stock dividend obligation	27	27

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	24,045	23,982
Retained earnings	—	—
Accumulated other comprehensive loss	(106)	(108)
Total stockholders' equity	23,939	23,874
Total liabilities and equity	$75,524	$75,933

BROADCOM INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(IN MILLIONS)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 2, 2021	January 31, 2021	May 3, 2020	May 2, 2021	May 3, 2020

Cash flows from operating activities:
Net income	$1,493	$1,378	$563	$2,871	$948
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible and right-of-use assets	1,371	1,395	1,583	2,766	3,165
Depreciation	133	138	147	271	293
Stock-based compensation	425	444	517	869	1,062
Deferred taxes and other non-cash taxes	(177)	(149)	(175)	(326)	(247)
Loss on debt extinguishment	26	172	93	198	98
Unrealized (gain) loss on investments	25	(119)	—	(94)	—
Non-cash restructuring, impairment and disposal charges	12	15	6	27	17
Non-cash interest expense	21	22	31	43	61
Other	(3)	(5)	(8)	(8)	11
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	106	(247)	440	(141)	48
Inventory	(52)	51	(10)	(1)	30
Accounts payable	(58)	44	233	(14)	350
Employee compensation and benefits	135	(375)	61	(240)	(156)
Other current assets and current liabilities	182	408	118	590	464
Other long-term assets and long-term liabilities	(70)	(59)	(386)	(129)	(609)
Net cash provided by operating activities	3,569	3,113	3,213	6,682	5,535

Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	—	(8)	—	(8)	(10,870)
Proceeds from sale of business	—	—	168	—	168
Purchases of property, plant and equipment	(126)	(114)	(148)	(240)	(256)
Proceeds from disposals of property, plant and equipment	3	—	—	3	—
Other	(3)	—	4	(3)	(5)
Net cash provided by (used in) investing activities	(126)	(122)	24	(248)	(10,963)

Cash flows from financing activities:
Proceeds from long-term borrowings	—	9,904	4,468	9,904	19,849
Payments on debt obligations	(1,533)	(9,200)	(4,452)	(10,733)	(8,989)
Other borrowings, net	—	—	1,025	—	1,743
Payments of dividends	(1,552)	(1,543)	(1,381)	(3,095)	(2,753)
Shares repurchased for tax withholdings on vesting of equity awards	(461)	(225)	(219)	(686)	(388)
Issuance of common stock	71	35	91	106	128
Other	(2)	(28)	(6)	(30)	(10)
Net cash provided by (used in) financing activities	(3,477)	(1,057)	(474)	(4,534)	9,580

Net change in cash and cash equivalents	(34)	1,934	2,763	1,900	4,152
Cash and cash equivalents at beginning of period	9,552	7,618	6,444	7,618	5,055
Cash and cash equivalents at end of period	$9,518	$9,552	$9,207	$9,518	$9,207

Supplemental disclosure of cash flow information:
Cash paid for interest	$369	$372	$375	$741	$756
Cash paid for income taxes	$293	$147	$124	$440	$255